EXHIBIT 99.4
LETTER TO DEPOSITORY TRUST COMPANY
PARTICIPANTS

FOR OFFER FOR ALL OUTSTANDING

$700,000,000 5.0% SENIOR NOTES DUE SEPTEMBER 15, 2020

CUSIP Nos. 629568 AU 0 and U6295Y AC 7

IN EXCHANGE FOR REGISTERED

$700,000,000 5.0% SENIOR NOTES DUE SEPTEMBER 15, 2020

CUSIP No. 629568 AV 86

OF

NABORS INDUSTRIES, INC.

NABORS INDUSTRIES LTD.

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON          , 2011 (THE “EXPIRATION DATE”) UNLESS THE EXCHANGE OFFER IS EXTENDED, IN WHICH CASE THE TERM “EXPIRATION DATE” SHALL MEAN THE LATEST TIME AND DATE TO WHICH THE EXCHANGE OFFER IS EXTENDED. TENDERS OF OLD NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

To Depository Trust Company Participants:

We are enclosing herewith the material listed below relating to the offer (the “Exchange Offer”) by Nabors Industries, Inc. (the “Company”) to exchange up to $700,000,000 aggregate principal amount of its 5.0% Senior Notes due 2020 (the “New Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for up to $700,000,000 aggregate principal amount of its outstanding 5.0% Senior Notes due 2020 (the “Old Notes”), upon the terms and subject to the conditions set forth in the Company’s and Nabors Industries Ltd.’s Prospectus dated          , 2010 (the “Prospectus”) and the related Letter of Transmittal.

We are enclosing copies of the following documents:

1. Prospectus dated          , 2010;

2. Letter of Transmittal (which together with the prospectus, constitute the “Exchange Offer”);

3. Notice of Guaranteed Delivery;

4. Letter to Clients (of the Registered Holder); and

5. Instruction to Registered Holder from Beneficial Owner (the “Instruction Letter”).

We urge you to contact your clients promptly. Please note that the Exchange Offer will expire at 5:00 p.m., New York City time, on          , 2011, unless extended by the Company.

The Exchange Offer is not conditioned upon any minimum number of Old Notes being tendered.

Pursuant to the Letter of Transmittal, each holder of Old Notes (a “Holder”) will represent to the Company that (i) the New Notes to be acquired pursuant to the Exchange Offer will be acquired in the ordinary course of business of the person acquiring the New Notes, whether or not such person is the Holder, (ii) neither the Holder nor any person receiving any New Notes directly or indirectly from the Holder pursuant to the Exchange Offer is engaging or intends to engage in the distribution, as defined in the Securities Act, of the New Notes and none of them have any arrangement or understanding with any person to participate in the distribution, as defined in the Securities Act, of the New Notes, and (iii) neither the Holder nor any person receiving any New Notes directly or indirectly from the Holder pursuant to the Exchange Offer is an “affiliate” of the Company or Nabors Industries Ltd., a Bermuda exempt company, as defined under Rule 405 under the Securities Act. If the Holder is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market making activities or other trading activities, it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes received in respect of such Old Notes pursuant to the Exchange Offer; however, by so acknowledging and by delivering a prospectus, the Holder will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

The enclosed Instruction Letter contains an authorization by the beneficial owners of the Old Notes for you to make the foregoing representations and warranties.

The Company will not pay any fee or commission to any broker or dealer or to any other person (other than the Exchange Agent) in connection with the solicitation of tenders of Old Notes pursuant to the Exchange Offer. The Company will pay or cause to be paid all transfer taxes, if any, applicable to the transfer and exchange of Old Notes pursuant to the Exchange Offer, except as otherwise provided in Instruction 7 of the enclosed Letter of Transmittal.

Any inquiries you may have relating to the Exchange Offer and additional copies of the enclosed materials may be obtained from the Exchange Agent at:

By Registered and Certified Mail	By Overnight Courier or Regular Mail	By Hand Delivery
Citibank, N.A. 111 Wall Street 15th Floor New York, New York 10005 Attention: Agency and Trust Group	Citibank, N.A. 111 Wall Street 15th Floor New York, New York 10005 Attention: Agency and Trust Group	Citibank, N.A. 111 Wall Street 15th Floor New York, New York 10005 Attention: Agency and Trust Group

Or by Facsimile Transmission: (212) 657-1020

Or by Telephone: (800) 422-2066

Very truly yours,

NABORS INDUSTRIES, INC.
NABORS INDUSTRIES LTD.

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